Exhibit 5.2

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

April 15, 2011

Safe Bulkers, Inc.

32 Avenue Karamanli

P.O. Box 70837

16605 Voula

Athens, Greece

Re: Offering of 5,000,000 shares (the “Securities”) of Common Stock, par value $0.001 per share of Safe Bulkers, Inc.

Ladies and Gentlemen:

We have acted as special United States legal counsel to Safe Bulkers, Inc., a Marshall Islands corporation (the “Company”). At the Company’s request we are delivering this letter in connection with the above-referenced transaction.

In connection with the preparation of this letter, we have, among other things, read:

(a)          the Registration Statement on Form F-3 (Registration 333-162381) initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 8, 2009, and as subsequently amended, for the purpose of registering the offering of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), and as constituted at the time it became effective in accordance with the Securities Act) is herein called the “Registration Statement”;

(b)          the Purchase Agreement dated April 12, 2011 (the “Purchase Agreement”) among the Company and the several Underwriters named therein;

(c)           copies of all certificates and other documents delivered today at the closing of the purchase and sale of the Securities under the Purchase Agreement;

(d)           The Stockholder Rights Agreement dated May 14, 2008 (the “Stockholder Rights Agreement”) between the Company and American Stock Transfer & Trust Company; and

(e)           such other documents, records and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter, we advise you that:

1. Assuming that under the laws of the Republic of the Marshall Islands, the Stockholder Rights Agreement has been duly authorized, validly executed and delivered by the Company and the Stockholder Rights Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

Except for the activities described in this letter, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based.

We have not undertaken any search of court records for purposes of this letter. We have assumed for purposes of this letter: each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder; that each such document was duly authorized by all requisite corporate action of parties, other than the Company, and that such documents were duly executed and delivered by each party thereto.

The advice regarding the binding terms of the Stockholders Rights Agreement (an “enforceability opinion”) in this letter that any particular contract is a valid and binding obligation or is enforceable in accordance with its terms is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. In addition, we do not express any opinion as to the enforceability of any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including federal or state securities law, rule or regulation). “General principles of equity” include but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, without our having made any investigation as to the applicability of any specific law unless such advice specifically references a specific law (the “Specified Laws”), and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. None of the opinions or other advice contained in this letter considers or covers, and the term “Specified Law” does not include: (i) any antifraud laws, rules or regulations, (ii) any state securities (or “blue sky”) laws, rules or regulations, (iii) any laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Purchase Agreement including any regulatory laws or requirements specific to the industry in which you or the Company is engaged; and (iv) any laws or regulations relating to admiralty or the ownership or operation of shipping vessels to which the Company or any of its subsidiaries is subject or the necessity of any authorization, approval or action by, or any notice to, consent of, order of, or filing with, any governmental authority, pursuant to any such laws or regulations. We express no opinion as to what law might be applied by any courts to resolve any issue addressed by our opinion and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually be applied to resolve issues which may arise. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute that may arise in the future.

This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason.

We express no opinion with respect to compliance with, or the application or effect of, any laws or regulations relating to admiralty or the ownership or operation of shipping vessels to which the Company or any of its subsidiaries is subject or the necessity of any authorization, approval or action by, or any notice to, consent of, order of, or filing with, any governmental authority, pursuant to any such laws or regulations.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement related to this offering of Securities. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Kirkland & Ellis LLP